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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITOR'S CONSENT
The Board of Directors
Roper Industries, Inc.

We consent to the use of our report incorporated herein by reference. Our report refers to a change in the method of accounting for income taxes and postretirement benefits.


                                       KPMG PEAT MARWICK LLP


Atlanta, Georgia
September 30, 1997